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                                                                      EXHIBIT 11


                           BTG, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                  DECEMBER 31,                 DECEMBER 31,
                                                             ---------------------------------------------------
                                                               1998          1997           1998           1997
                                                             ---------------------------------------------------

Net loss                                                     $  (268)      $  (798)       $   (93)       $(2,898)
                                                             =======       =======        =======        =======


Weighted average common stock shares
   outstanding during the period (used in
   the calculation of basic per share results)                 8,796         8,563          8,760          8,522

Dilutive effect of common stock options and
   common stock purchase warrants  (1)                            --            --             --             --
                                                             -------       -------        -------        -------

Weighted average common stock and potentially
   dilutive securities outstanding during the period
   (used in the calculation of diluted per share
   results)                                                    8,796         8,563          8,760          8,522
                                                             =======       =======        =======        =======



Basic loss per share                                         $ (0.03)      $ (0.09)       $ (0.01)       $ (0.34)
                                                             =======       =======        =======        =======

Diluted loss per share                                       $ (0.03)      $ (0.09)       $ (0.01)       $ (0.34)
                                                             =======       =======        =======        =======

-----------------------------

(1) Outstanding common stock options and common stock purchase warrants were not included in the calculation of diluted per share results for the three and nine month periods ended December 31, 1998 and 1997 since the effect of which would result in antidilutive per-share results given the Company's reported net loss during such periods.